OMB APPROVAL
OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden
hours per response	14

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Old Point Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

R. F. Shuford

Chairman & President

March 28, 2007

Dear Fellow Stockholders:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Old Point Financial Corporation, the holding company for The Old Point National Bank of Phoebus and Old Point Trust & Financial Services, N.A. The meeting will be held on Tuesday, April 24, 2007 at 6:00 p.m. at the The Hampton Roads Convention Center, 1610 Coliseum Drive, Hampton, Virginia. The accompanying Notice and Proxy Statement describe the matters to be presented at the meeting. Enclosed is our Annual Report to Stockholders that will be reviewed at the Annual Meeting.

Please complete, sign, date, and return the enclosed proxy card as soon as possible. Whether or not you will be able to attend the Annual Meeting, it is important that your shares be represented and your vote recorded. If you decide to attend the Annual Meeting in person, you can revoke your proxy any time before it is voted at the Annual Meeting. You may also follow the instructions on your proxy card to vote by telephone or over the internet.

We appreciate your continuing loyalty and support of Old Point Financial Corporation.

Sincerely,

/s/ Robert F. Shuford
Robert F. Shuford
Chairman of the Board and President

OLD POINT FINANCIAL CORPORATION

1 West Mellen Street, P.O. Box 3392, Hampton, Virginia 23663

OLD POINT FINANCIAL CORPORATION

1 West Mellen Street

Hampton, Virginia 23663

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 24, 2007

The 2007 Annual Meeting of Stockholders of Old Point Financial Corporation (the “Company”) will be held at The Hampton Roads Convention Center, 1610 Coliseum Drive, Hampton, Virginia, on Tuesday, April 24, 2007, at 6:00 p.m. for the following purposes:

1.	To elect 14 directors to the Board of Directors of the Company to serve until the 2008 Annual Meeting of Stockholders, as described in the Proxy Statement accompanying this notice.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on February 15, 2007 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Louis G. Morris
Louis G. Morris
Secretary to the Board

March 28, 2007

IMPORTANT NOTICE

Please complete, sign, date, and return the enclosed proxy card in the accompanying postage paid envelope so that your shares will be represented at the meeting. Stockholders attending the meeting may personally vote on all matters that are considered, in which event their signed proxies are revoked. You may also follow the instructions on your proxy card to vote by telephone or over the internet. If you vote by internet or telephone, please do not mail your proxy card.

OLD POINT FINANCIAL CORPORATION

1 West Mellen Street

Hampton, Virginia 23663

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS

To be held on April 24, 2007

General

The following information is furnished in connection with the solicitation by and on behalf of the Board of Directors of the enclosed proxy to be used at the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Old Point Financial Corporation (the “Company”) to be held Tuesday, April 24, 2007, at 6:00 p.m. at The Hampton Roads Convention Center, 1610 Coliseum Drive, Hampton, Virginia. The approximate mailing date of this Proxy Statement and accompanying proxy is March 28, 2007.

Revocation and Voting of Proxies

Execution of a proxy will not affect a stockholder’s right to attend the Annual Meeting and to vote in person. Any stockholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A stockholder may also revoke his proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. If a stockholder specifies how the proxy is to be voted with respect to any proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a stockholder fails to specify with respect to such proposals, the proxy will be voted FOR the election of the director nominees in proposal 1 set forth in the accompanying notice and further described herein.

Voting Rights of Stockholders

Only those stockholders of record at the close of business on February 15, 2007, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof. The number of shares of common stock of the Company outstanding and entitled to vote at the Annual Meeting is 3,991,014. The Company has no other class of stock outstanding. The presence of a majority of the shares entitled to be voted, represented in person or by proxy, will constitute a quorum for the transaction of business.

Each share of Company common stock entitles the record holder thereof to one vote for each matter to be voted upon at the Annual Meeting, except that in the election of directors cumulative voting entitles a stockholder to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares owned by such stockholder or to distribute his or her votes on the same principle between two or more nominees as he or she sees fit. The Board of Directors will instruct the proxies to use cumulative voting, if necessary, to elect all or as many of the nominees as possible. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving the greatest number of votes cast at the Annual Meeting will be elected directors; therefore, votes withheld will have no effect. Approval of any other matter requires an affirmative vote of a majority of the shares cast on the matter. Thus, although abstentions and broker non-votes (shares held by customers that may not be voted on certain matters because the broker has not received specific instructions from the customers) are counted for purposes of determining the presence or absence of a quorum, they are generally not counted for purposes of determining if a proposal has been approved, and therefore have no effect.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mail, except that officers and regular employees of the Company, The Old Point National Bank of Phoebus (the “Bank”) and Old Point Trust & Financial Services, N.A. (the “Trust Company”) may make solicitations of proxies in person or by telephone or mail, acting without compensation other than their regular compensation. We anticipate that brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their charges and expenses in this connection.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the share ownership as of February 15, 2007, of the stockholders known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company’s common stock, with the exception of Old Point Trust & Financial Services, N.A., which shows the share ownership as of January 31, 2007.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Old Point Trust & Financial Services, N.A.	720,720	(2)	18.1	% (2)
11780 Jefferson Avenue, Suite D
Newport News, Virginia 23606

James Reade Chisman	317,392	(3) (4)	8.0%
609 Washington Street
Hampton, Virginia 23669

Robert F. Shuford	504,050	(3) (5)	12.6%
1 West Mellen Street
P.O. Box 3392
Hampton, Virginia 23663

VuBay Foundation	255,642	(6)	6.4%
P.O. Box 3552
Hampton, Virginia 23663

Ann DeVenny Wallace	261,738	(3)	6.6%
2636 South Lynn Street
Arlington, Virginia 22202-2264

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days.

(2)	According to information provided to the Company by Old Point Trust & Financial Services, N.A. (the “Trust Company”), as of January 31, 2007, the Trust Company had sole voting power with respect to 417,468 of these shares, sole dispositive power with respect to 434,624 of these shares and shared dispositive power with respect to 20,876 of these shares, but as a matter of state law, the Trust Company must refrain from voting any of these shares unless a co-fiduciary is appointed for the sole purpose of voting the shares. The Trust Company has no voting power (sole or shared) with respect to 303,252 of these shares and has no dispositive power (sole or shared) with respect to 265,220 of these shares. The 720,720 shares are held by the Trust Company as trustee of various trust accounts, of which no single trust account holds more than 5% of the Company’s outstanding shares.
(3)	According to information provided to the Company by VuBay Foundation, James Reade Chisman, Robert F. Shuford and Ann DeVenny Wallace (the “VuBay information”), as of February 15, 2007, Mr. Chisman has sole voting and dispositive power with respect to 34,600 shares and shared voting and dispositive power with respect to 282,792 shares. Mr. Shuford has sole voting and dispositive power with respect to 135,023 shares and shared voting and dispositive power with respect to 369,027 shares. Ms. Wallace has sole voting and dispositive power with respect to 6,096 shares and shared voting and dispositive power with respect to 255,642 shares. Mr. Chisman, Mr. Shuford and Ms. Wallace each disclaim any beneficial interest in 255,642 of the shares that he or she may be deemed to beneficially own by virtue of his or her position as a director of VuBay Foundation, the holder of record of 255,642 shares. In their capacities as directors of VuBay Foundation, Mr. Chisman, Mr. Shuford and Ms. Wallace each share with the other two directors voting and dispositive power with respect to the shares held by VuBay Foundation.
(4)	See also footnotes 2 and 3 on page 5.
(5)	See also footnotes 2 and 14 on page 5.
(6)	According to the VuBay information, as of February 15, 2007, VuBay Foundation has sole voting and sole dispositive power with respect to these 255,642 shares. VuBay Foundation’s decision with respect to a vote or disposition of these 255,642 shares is dictated by the majority vote of the three directors of VuBay Foundation, who share voting and dispositive power with respect to the shares owned by VuBay Foundation, as described in footnote 3 to this chart.

The following table shows, as of February 15, 2007, the beneficial ownership of the Company’s common stock by each director, director nominee, certain executive officers and by all directors, director nominees, and executive officers of the Company as a group.

Name	Amount and Nature of Beneficial Ownership(1) (2) (3)		Percent of Class
James Reade Chisman	317,392	(3) (4)	8.0%

Dr. Richard F. Clark	102,758	(5)	2.6%

Russell Smith Evans, Jr.	9,875	(6)	0.2%

Dr. Arthur D. Greene	11,372	(7)	0.3%

Gerald E. Hansen	10,261	(8)	0.3%

Stephen D. Harris	23,929	(9)	0.6%

John Cabot Ishon	31,890	(10)	0.8%

Eugene M. Jordan	24,484	(11)	0.6%

John B. Morgan, II	9,864	(12)	0.2%

Louis G. Morris	51,178		1.3%

Robert L. Riddle	5,505		0.1%

Dr. H. Robert Schappert	140,110	(13)	3.5%

Robert F. Shuford	504,050	(3) (14) (20)	12.6%

Ellen Clark Thacker	2,403	(15)	0.1%

Melvin R. Zimm	3,152		0.1%

Cary B. Epes	23,726	(16)	0.6%

Margaret P. Causby	23,791	(17)	0.6%

Laurie D. Grabow	6,431	(18)	0.2%

All directors & executive officers as a group (20) persons	1,080,679	(19)	26.3%

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within sixty days.

(2)	Includes shares that may be acquired within sixty days of February 15, 2007 pursuant to the exercise of stock options granted under the 1989 and 1998 Old Point Stock Option Plans – Mr. Chisman, 1,000 shares; Dr. Clark, 5,500 shares; Mr. Evans, 5,500 shares; Dr. Greene, 5,500 shares; Mr. Hansen, 1,000 shares; Mr. Harris, 5,500 shares; Mr. Ishon, 5,500 shares; Mr. Jordan, 1,000 shares; Mr. Morgan, 4,000 shares; Mr. Morris, 26,061 shares; Dr. Schappert, 2,500 shares; Mr. Shuford Sr., 22,521 shares; Mrs. Thacker, 1,000 shares; Mr. Zimm, 1,000 shares; Mr. Epes, 10,000 shares; Mrs. Causby, 13,750 shares; Mrs. Grabow, 4,465 shares; Mr. Shuford Jr., 6,250 shares; and Mr. Jordan, II, 2,500 shares.
(3)	See footnote 3 on page 3.
(4)	Includes 27,150 shares held by Mr. Chisman’s spouse, as to which Mr. Chisman shares voting and investment power through a power of attorney.
(5)	Includes 300 shares held by Dr. Clark’s spouse, as to which Dr. Clark has no voting or investment power, and 96,958.3693 shares held by a trust for which he serves as trustee.
(6)	Includes 1,175 shares held by Mr. Evans’ spouse, as to which Mr. Evans has no voting or investment power.
(7)	Includes 2,202 shares as to which Dr. Greene has no voting power and 500 shares held by Dr. Greene as custodian.
(8)	Includes 1,498 shares held by Mr. Hansen’s spouse, as to which Mr. Hansen has no voting or investment power.
(9)	Includes 692.7660 shares as to which Mr. Harris shares voting and investment power and 2,331 shares held by Mr. Harris’ mother as trustee, as to which shares Mr. Harris shares voting and investment power through a power of attorney.
(10)	Includes 6,000 shares as to which Mr. Ishon shares voting and investment power, and 3,970 shares held by Mr. Ishon’s spouse and 621.5446 shares held by Mr. Ishon’s dependent children, as to which Mr. Ishon has no voting or investment power. Also includes 1,243.0884 shares held by Mr. Ishon as custodian for his children under the Uniform Transfer to Minors Act.
(11)	Includes 23,184 shares held by a trust for which Mr. Jordan serves as trustee.
(12)	Includes 300 shares held by Mr. Morgan’s spouse, as to which Mr. Morgan has no voting or investment power, 2,100 shares held by a trust for which Mr. Morgan serves as trustee, and 3,463.8282 shares held by Morgan Marrow Insurance Company, of which Mr. Morgan is President and as to which Mr. Morgan has shared voting and investment power.
(13)	Includes 2,340 shares as to which Dr. Schappert shares voting and investment power, and 581 shares held by Dr. Schappert’s spouse and 91,134 shares held by a trust for which Dr. Schappert’s spouse serves as trustee as to which Dr. Schappert has no voting or investment power. Also includes 40,410 shares held by a trust for which Dr. Schappert serves as trustee.
(14)	Includes 113,385 shares as to which Mr. Shuford shares voting and investment power.
(15)	Includes 450 shares as to which Mrs. Thacker shares voting and investment power, and 377 shares as to which Mrs. Thacker has no voting power.
(16)	Includes 60 shares as to which Mr. Epes shares voting and investment power.

(17)	Includes 10,041 shares as to which Mrs. Causby shares voting and investment power.
(18)	Includes 1,887.3387 shares as to which Mrs. Grabow shares voting and investment power.
(19)	Includes 16,053 (0.4%) shares beneficially owned by Eugene M. Jordan, II, President & CEO of the Trust Company, including 6,000 shares as to which Mr. Jordan II shares voting and investment power, 850 shares held by Mr. Jordan II’s spouse, as to which Mr. Jordan II has no voting or investment power, and 1,130.7362 shares held by Mr. Jordan II as custodian for his children under the Uniform Transfer to Minors Act; and 18,096 (0.5%) shares beneficially owned by Robert F. Shuford, Jr., Executive Vice President & Chief Operating Officer of the Bank, including 341.3773 shares held by Mr. Shuford Jr.’s spouse as custodian for their children under the Uniform Transfer to Minors Act as to which Mr. Shuford Jr. has no voting or investment power.
(20)	Mr. Shuford Sr. has 23,856 shares reported in the beneficial ownership table that are pledged as collateral. No other Director or Executive Officer have shares pledged as collateral.

PROPOSAL ONE

ELECTION OF DIRECTORS

The fourteen persons named below, all of whom currently serve as directors of the Company, will be nominated to serve as directors until the 2008 Annual Meeting, or until their successors have been duly elected and have qualified. Gerald E. Hansen, a current director who has served as a director of the Company since 2000, has determined not to stand for re-election. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. The Company’s Board believes that the nominees will be available and able to serve as directors, but if any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute proposed by the Company’s Board.

Name (Age)	Director Since (1)	Principal Occupation For Past Five Years
James Reade Chisman (63)	2003	President, J. R. Chisman Development Company

Dr. Richard F. Clark (74)	1981	Pathologist (retired), Sentara Hampton General Hospital

Russell Smith Evans, Jr. (64)	1993	Assistant Treasurer and Corporate Fleet Manager Ferguson Enterprises

Dr. Arthur D. Greene (62)	1994	Surgeon – Partner Tidewater Orthopaedic Associates

Stephen D. Harris (65)	1988	Attorney-at-Law – Partner Geddy, Harris, Franck & Hickman, L.L.P.

John Cabot Ishon (60)	1989	President, Hampton Stationery

Eugene M. Jordan (83)	1964	Attorney-at-Law (retired)

John B. Morgan, II (60)	1994	President, Morgan-Marrow Insurance

Louis G. Morris (52)	2000	President & CEO, Old Point National Bank

Robert L. Riddle, CCIM (53)	2006	President, Riddle Associates, Inc.

Dr. H. Robert Schappert (68)	1996	Retired – President, Beechmont Veterinary Associates, Ltd.

Robert F. Shuford (69)	1965	Chairman of the Board, President & CEO, Old Point Financial Corporation; Chairman of the Board, Old Point National Bank

Ellen Clark Thacker (45)	2006	General Manager BFI Waste Services, L.L.C.

Melvin R. Zimm (53)	2003	Attorney-at-Law – Member Glasser & Glasser P.L.C.

(1)	If prior to 1984, refers to the year in which the individual first became a director of the Bank. All present directors of the Company are also directors of the Bank. Dr. Clark, Dr. Greene, Mr. Ishon, Mr. Shuford and Mrs. Thacker are also directors of the Trust Company.

None of the directors serve as directors of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

There are five family relationships among the directors and executive officers. Mr. Jordan is the father of Mr. Jordan, II, and the father-in-law of Mr. Ishon. Mr. Shuford, Sr. and Dr. Schappert are married to sisters. Mr. Shuford, Sr. is the father of Mr. Shuford, Jr. Dr. Clark is the father of Mrs. Thacker. The Board does not believe that these family relationships are material to an evaluation of the ability or integrity of these individuals. The Board is not aware of any involvement in legal proceedings by any of the Company’s directors or executive officers that would be material to an evaluation of the ability or integrity of any director or executive officer.

The Board of Directors recommends that stockholders vote “FOR” the individuals nominated above to serve as Directors.

Corporate Governance

The Board of Directors is elected by the Company’s stockholders; the Board, in turn, is the Company’s governing body, responsible for hiring, overseeing and evaluating management; management is charged with the day to day operations of the Company and its affiliates.

The Board’s primary responsibility is to provide oversight, counseling and direction to management in their efforts to fulfill the corporate strategy in maximizing opportunities, while addressing related business risks. The Board has delegated various responsibilities and authority to different board committees, which include the Audit Committee, Directors Loan Committee, and Directors Loan Review Committee.

Management has been delegated the authority and responsibility for managing the Company’s lines of businesses in a manner consistent with the Company’s Strategic Plan and Code of Ethics, and in accordance with any specific plan, instructions or direction of the Board of Directors or one of the Board’s committees. The Chief Executive Officer and management are required to seek the advice and, in appropriate situations, the approval of the Board with respect to extraordinary actions to be undertaken by the Company.

Board Committees and Attendance

The Board of Directors is comprised of a majority of “independent directors,” as defined by the listing standards of the NASDAQ Stock Market. Independent directors do not receive consulting, legal or other fees from the Company other than Board and committee compensation. Although companies affiliated with certain of these directors provide goods and services to the Company, the Board of Directors has determined in accordance with the NASDAQ listing standards that these independent directors have no relationships with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. The independent directors are Messrs. Chisman, Evans, Greene, Hansen, Harris, Morgan, Riddle, Zimm, Dr. Clark and Mrs. Thacker.

The Board reviews each director’s independence status on an annual basis to ensure compliance with NASDAQ listing standards.

In reviewing the independence of John B. Morgan, II, a Company Director, Management considered the relationship between the Company and Morgan – Marrow Insurance of which Mr. Morgan is President, which received fees of less than $105,000 for providing insurance for the Company’s subsidiaries in 2006. In reviewing the independence of Melvin R. Zimm, a Company Director, Management considered the relationship between the Company and the law firm of Glasser & Glasser, of which Mr. Zimm is a member of the law firm, which law firm received fees of less than $20,000 for performance of legal services for one of the Company’s subsidiaries in 2006. In both of these relationships the Board determined that the relationship did not interfere with the Director’s ability to act in an independent manner.

The Board of Directors of the Company has adopted an Insider Policy: Conflict of Interest/Code of Ethics (“Code of Ethics”) which details principles and responsibilities governing ethical conduct for all Company directors, officers, employees and principal stockholders. The Code of Ethics was filed as Exhibit 14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

During 2006, there were 13 meetings of the Board of Directors of the Company. Each director attended at least 75% of all meetings of the Board and committees on which he/she served.

The independent directors also met in regularly scheduled executive sessions in March, June, September and December of 2006.

The Company has not adopted a formal policy on Board members’ attendance at its annual meetings of stockholders, although all Board members are invited and encouraged to attend and, historically, most have done so. All Board members attended the Company’s 2006 Annual Meeting of Stockholders.

The Board of Directors of the Company has standing Executive, Audit and Compensation Committees.

Executive Committee. Current members of the Executive Committee are Messrs. Shuford (Chairman), Hansen, Harris, Morris and Dr. Clark. The Executive Committee serves in an advisory capacity, reviewing matters and making recommendations to the Board of Directors. The Executive Committee met 4 times in 2006.

Compensation Committee. The Compensation Committee consists of four non-employee directors, Mr. Morgan (Chairman), Dr. Clark, and Messrs. Evans, and Zimm. The Committee does not operate under a written charter. The Board of Directors has determined that the members of the Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act), “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code) and “independent directors” (within the meaning of Rule 4200(15) of the NASDAQ Marketplace Rules and the independence standards of the Company’s Corporate Governance Guidelines). In addition, no Committee member is a current or former employee of the Company or any subsidiary or affiliate. While the Committee members are not required to have certain qualifications or special knowledge, they have held/hold high-level management and employee supervisory positions in their respective fields that include duties relating to compensation of employees at multiple levels.

The Committee reviews and recommends compensation adjustments for all exempt employees to include senior management. The Committee submits their recommendations to the full Board for final approval. The Committee met two (2) times in 2006. The dates, meeting times and agenda items for committee meetings are set in accordance with the subject matter to be discussed and are determined by the Committee Chairman and the Human Resources Director.

Audit Committee. Current members of the Audit Committee are Messrs. Hansen, (Chairman), Evans, Greene, Harris and Mrs. Thacker. The Board of Directors has determined that all of the members of the Audit Committee satisfy the independence and financial literacy requirements for audit committee members under the NASDAQ listing standards and applicable SEC regulations. In addition, at least one member of the Audit Committee has past employment experience in finance or accounting or comparable experience which results in the individual’s financial sophistication. The Board of Directors has also determined that Mr. Evans qualifies as an “audit committee financial expert” within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002.

The Audit Committee assists the Board in its financial reporting oversight duties, internal controls, audit function, whistleblower policy, approval of related party transactions, and other matters relating to corporate governance. The Audit Committee is responsible for the appointment, compensation, and oversight of the work of the Company’s independent accountants. The Audit Committee reviews on a regular basis the work of the Company’s internal audit department. It also reviews and approves the scope and detail of the continuous audit program, which is conducted by the internal audit staff to protect against improper and unsound practices and to furnish adequate protection for all assets and records. During 2006, the Audit Committee met 4 times.

The Committee operates under a written charter adopted by the Board of Directors. The Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. The Audit Committee Charter is attached as Appendix A to this proxy statement. It has not been posted on the Company’s website.

Nominations. The Board of Directors does not have a standing nominating committee or nominating committee charter because it believes it can have an independent nominating process without a separate nominating committee. Pursuant to a resolution passed by the Board of Directors and consistent with NASDAQ Marketplace Rules, director nominees are selected and recommended for consideration to the full Board of Directors by a majority of the directors who are independent according to the NASDAQ listing standards. For this purpose, the following directors are independent: Messrs. Chisman, Evans, Greene, Hansen, Harris, Morgan, Riddle, Zimm , Dr. Clark and Mrs. Thacker.

In addition to recommending to the full Board whether or not current directors should be nominated for reelection, the independent directors also identify new candidates in the event of a vacancy on the Board. The independent directors identify potential director candidates from a variety of sources, including management, consultants and other individuals likely to possess an understanding of the Company’s business and knowledge of suitable candidates. The independent directors evaluate the qualifications of candidates for membership to the Board of Directors. Following this evaluation process, candidates are selected by a majority of the independent directors to be recommended for nomination by the full Board of Directors. The full Board then selects nominees to recommend to the Company’s stockholders in the annual election process or appoints new directors to serve until the next annual election.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought to complement the existing Board composition. However, in making their nomination recommendations to the Board of Directors, the independent directors consider, among other things, an individual’s business experience, industry experience, financial background, geographic representation, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual. In addition, the independent directors seek director candidates that will result in the Board of Directors consisting of more than a majority of independent directors at all times.

While there are no formal procedures for stockholders to submit director candidate recommendations, the independent directors will consider candidates recommended in writing by stockholders entitled to vote in the election of directors. Such written submissions should include the name, address, and telephone number of the recommended candidate, along with a brief statement of the candidate’s qualifications to serve as a director. All such stockholder recommendations should be submitted to the attention of the Company’s Secretary at the Company’s principal office located at 1 West Mellen Street, Hampton, Virginia 23663; and must be received by January 1, 2008 in order to be considered by the independent directors for the next annual election of directors. Any director candidate recommended by a stockholder will be reviewed and considered by the independent directors in the same manner as all other director candidates based on the qualifications described above.

In addition, in accordance with the Company’s bylaws, any stockholder entitled to vote in the election of directors may nominate an individual for director. Any such stockholder nomination must be in writing and must include sufficient background information with respect to the nominee, including his or her name, address and principal occupation, sufficient identification of the nominating stockholder, including his or her name, address and principal occupation and a representation by the stockholder of his or her eligibility and intention to appear at the annual meeting (in person or by proxy) to nominate the individual specified in the notice, a description of any arrangements or understandings between the stockholder and the nominee or others regarding the nomination, an indication of the total number of shares expected to be voted for the nominee, and the nominee’s written consent to the nomination. Stockholder nominations must be received by the Company’s President at the Company’s principal office in Hampton, Virginia, not more than 50 days and not less than 14 days prior to the date of the 2008 Annual Meeting in order to be considered for the 2008 annual election of directors, provided that if less than 21 days’ notice of the meeting is given, such nominations must be mailed or delivered to the President not later than the seventh day following the date notice of the meeting was mailed.

Compensation Committee Interlocks and Insider Participation

Current members of the Compensation Committee are Messrs. Morgan (Chairman), Evans, Zimm and Dr. Clark. No member of the Compensation Committee is or has been an officer or employee of the Company or any of its affiliates. Furthermore, none of the Company’s executive officers has served on the board of directors of any company of which a Compensation Committee member is an employee.

During 2006 and through the present time, there have been transactions between the Company’s banking subsidiary and certain members of the Compensation Committee or their associates, all consisting of extensions of credit by the Bank in the ordinary course of business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involved more than the normal risk of collectibility or presented other unfavorable features.

Stockholder Communications with the Board of Directors

The Company provides an informal process for stockholders to send communications to the Board of Directors. Stockholders who wish to contact the Board of Directors or any of its members may do so by addressing their written correspondence to Old Point Financial Corporation, Board of Directors, c/o Corporate Secretary, P.O. Box 3392, Hampton, Virginia 23663 or lmorris@oldpoint.com. Correspondence directed to an individual Board member will be referred, unopened, to that member. Correspondence not directed to a particular Board member will be referred, unopened, to the Chairman of the Board.

Interest of Management in Certain Transactions

Some of the Company’s directors, executive officers, and members of their immediate families, and corporations, partnerships and other entities of which such persons are officers, directors, partners, trustees, executors or beneficiaries, are customers of the Bank. All loans and commitments to lend to such individuals were made in the ordinary course of business, upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. Pursuant to our Insider Policy, all directors and executive officers (including our NEO’s), who have any direct or indirect financial or other participation in any business that competes with, supplies goods or services to, or is a customer of the Company or the Bank, in an amount involving $25,000 or more, are required to disclose to and receive approval from our Board of Directors prior to transacting such business. Directors and executive officers are expected to make reasoned and impartial decisions in the workplace. As a result, approval of the business is denied if the Company believes that the director’s or executive officer’s interest in such business could influence decisions relative to the Company’s business, or have the potential to adversely affect the Company’s business or the objective performance of the director’s function or executive officer’s work. The Board of Directors is responsible for overseeing compliance with the Insider Policy.

A “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000 and in which any related party had, has or will have a direct or indirect material interest. For purposes of determining whether a transaction is a related party transaction the Board of Directors relies upon Item 404 of Regulation S-K, promulgated under the Exchange Act.

A “related party” is (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director, (ii) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities, (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner, and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.”

Other than the two relationships mentioned under Board Committees and Attendance, the Company transacts business with Hampton Stationery of which John C. Ishon is President. The Company paid under $50,000 in 2006 for stationery and supplies, which exceeds the policy limit of $25,000.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee (for purposes of this discussion, the “Committee”) of the Board of Directors has responsibility for establishing, implementing and monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the Company’s senior management is fair, reasonable and competitive.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer “CEO” and Chief Financial Officer “CFO” during 2006, as well as the other executive officers included in the Summary Compensation Table on page 15, are referred to as the “named executive officers.” The Company’s senior management includes its named executive officers.

General Philosophy

The Company compensates its senior management through a mix of base salary, bonus and, in some years, equity compensation, designed to be competitive with comparably-sized financial institutions in its geographic market and to align management’s incentives with the long-term interests of stockholders. The compensation setting process consists of establishing targeted overall compensation of each senior manager and then allocating that compensation among base salary and incentive compensation. At the officer level, the Committee designs the incentive compensation to reward company-wide performance through tying awards primarily to earnings, asset and deposit growth. Currently the Committee does not tie individual performance to incentive compensation. Generally, the types of compensation and benefits provided to the Company’s senior management are similar to those provided to other executive officers in comparable institutions.

Board Process

Compensation adjustments and monetary awards to executive officers are recommended by the Committee for approval by the full Board of Directors, which makes the final decisions. Mr. Shuford, Sr. and Mr. Morris, who both serve on the Board of Directors, are not present during deliberations or voting with respect to their compensation.

Generally, on its own initiative the Committee reviews the individual performance for Mr. Shuford, CEO (Company), Mr. Morris, President & CEO (Bank), and Mr. Jordan, President & CEO (Trust) and following discussions with those individuals, recommends their compensation levels to the full Board of Directors (excluding Mr. Shuford, and Mr. Morris). For the remaining named executive officers, the CEO, President & CEO (Bank), President & CEO (Trust) and Senior Vice President of Human Resources make recommendations to the Committee that generally, with minor adjustments, are accepted by the Committee and presented to the full Board of Directors for approval.

Although the Committee has not granted equity compensation to executive officers in the last few years, historically, the Committee recommends to the full Board of Directors stock option grants to the CEO based on its own evaluation of his performance and to other executive officers based on the recommendation of the CEO.

The Committee has not used a compensation consultant for establishing executive compensation.

Targeted Overall Compensation

To assist in establishing the aggregate level of compensation that the Company will pay, it utilizes a peer group analysis of the southeastern states, primarily the SNL Executive Compensation Review for banks and thrifts of assets greater than $400 million. Specifically, the nineteen SEC reporting Banking Institutions in Virginia with assets ranging from $400 million to $1 billion are considered in the peer group. Generally, targeted overall compensation correlates to what the marketplace would offer individuals to fill senior management positions with similar skills and backgrounds to those the Company employs. Additionally, total compensation is established relative to company performance goals and internal/external equity.

Based on peer compensation analysis and review of Company and individual performance during 2005, the targeted overall compensation of the CEO in 2006 was established at $275,880. This compensation is below the compensation levels of the Company’s peer institutions. This has been the case for several years, and the Company is slowly closing the gap between the total compensation level, especially base salary, of its CEO and the total compensation levels of CEO’s of peer institutions.

The same process is followed with respect to establishing targeted overall compensation for the other named executive officers. While the Committee considered the peer compensation analysis, the responsibilities of the Company’s named executive officers vary widely and the direct comparisons are less helpful. Based upon the Committee’s review of the peer compensation analysis and review of Company and individual performance during 2005, we set the overall targeted compensation for the other named executive officers at levels that are in the mid-range for positions among peer group with similar scope of responsibility and required skill level.

Allocation Among Components

Under the Company’s current compensation structure, which does not include equity compensation, the mix of base salary and bonus compensation is as follows:

	Typical Base Salary	Typical Bonus Target
Chief Executive Officer	87%	13%
Executive Vice Presidents	87%	13%
Senior Vice Presidents	87%	13%

In allocating compensation among base salary and annual bonus compensation, the Committee believes that the compensation of senior-most levels of management begins with a base level and bonuses should be awarded based on Company performance. Base salaries generally represent a large portion of the executive officers’ total cash compensation and are considered to be average relative to comparably-sized financial institutions. Base salaries are based on individual performance components.

The Committee believes that the top levels of management have the greatest ability to influence Company performance. Therefore, the Committee bases annual bonus compensation on Company performance. When the Company’s performance is above budget, the top levels of management are rewarded. Likewise when the Company’s performance does not meet expectations, the top levels of management receive a lower bonus. In 2006, the target bonus for the above mentioned officer group was 14% of base salary. However, Company goals were not met and the bonuses actually paid for 2006 were 5% of base salary.

Although in prior years overall compensation for executives also included stock option awards, the Committee has not granted equity compensation to executive officers in the past few years. The Company still has in place a stock option plan pursuant to which stock option awards can be granted and the Committee may choose to resume granting stock options in the future. The cost associated with offering equity compensation has escalated due to new financial reporting requirements outlined in the Statement of Financial Accounting Standards (SFAS) No. 123 R, “Share-Based Payment”. Therefore, no equity compensation was offered in 2006.

Base Salaries

The Committee wants to provide senior management with a level of assured cash compensation in the form of base salary that facilitates an appropriate lifestyle given their professional status and accomplishments. The Company has a compensation structure with salary ranges for management including the CEO and other senior managers. These ranges are based on peer compensation analysis discussed above. The last adjustments to the ranges were made effective January 2005 in an effort to remain competitive in our market place. The structure is designed to recruit and retain qualified personnel and is reviewed on an annual basis by the Committee. For 2006, the base salary ranges used for setting salaries were $150 thousand to $300 thousand for the CEO and ranged from $100 thousand to $300 thousand for the other named executive officers.

Each February, the Committee recommends the base salary of the CEO within the established range to the Board of Directors. The CEO’s base salary is determined using the peer compensation analysis in addition to the CEO’s individual and Company performance during the prior year. The base salary of the CEO as of March 1, 2006 was $242,000, which reflected a 7.5% increase in base salary from 2005. A portion ($8,200 or 3.6%) of this increase was to account for a change in the Company’s Board compensation practices such that effective March 2006 employee directors no longer receive separate compensation for serving on the Company’s Board of Directors. The remainder of this increase reflected the Committee’s and the Board’s view that the CEO’s individual performance and Company performance, as well as the CEO’s base salary level in comparison to our peer institutions, warranted the increase. The performance goals evaluated include, but are not limited to return on average assets, return on average equity, net income, asset quality, and deposit and loan growth. Lastly, the Committee gave consideration to the expected future contributions of the executive, the executive’s length of service and standing within the local banking communities and general economic conditions.

For the executive officers other than the CEO, each February the Committee recommends the executive’s base salary within the established range to the Board of Directors, based on the recommendation of the CEO, President & CEO (Bank), President & CEO (Trust) and the Senior Vice President of Human Resources. The base salaries of the other executive officers are determined using the peer compensation analysis in addition to the officers’ individual performance during the prior year and the Company’s performance during the prior year based on the same performance objectives discussed above with respect to the CEO.

Bonuses

The bonus incentive plan, which is sometimes referred to as the Executive Incentive Plan, is designed to motivate and reward participants for the achievement of fiscal year financial and non-financial objectives that directly contribute to the overall success of the Company. Non-commissioned exempt employees, except the CEO, hired no later than the last day of the prior year and employed through year-end of the current year are eligible to participate in the annual bonus incentive plan. This plan includes all of the Company’s named executive officers except the CEO.

The target incentive award is the amount that the participant is eligible to receive if the combined, weighted performance against the plan objectives equals an overall achievement level based on the operating budget. Depending upon the participant’s officer level in the Company, target incentive awards range from 2.5% to 14% of annualized base salary. All the named executive officers in 2006 were eligible for a bonus award equaling 14% of annualized base salary if all objectives were met. The CEO’s bonus award is determined in February after year-end so that the Committee can evaluate year-end results. The bonus awards for the other named executive officers are determined before the end of the year and are based on actual year-to-date and estimated end-of-year performance of the established goals.

The bonus award for the CEO under the plan is not objectively determined. The Committee considers the general performance of the Company in the prior year as well as the incentive award earned by the Executive Vice Presidents for the prior year to determine an appropriate bonus for the CEO. The Committee considers each of these factors but does not assign a specific value to any factor. For 2005, the CEO’s bonus was $33,000, which amounted to 14.7% of the CEO’s 2005 base salary.

As mentioned above, the Company did not meet its goals under the bonus incentive plan with respect to income in 2006. However, the Committee felt that the compensation granted to the CEO for 2006 performance should be based on past performance, and the possibility and potential for positive change in earnings for 2007. For 2006, the CEO’s bonus was $11,100, which amounted to 5% of the CEO’s 2006 salary and was paid in 2007.

The bonus awards under the bonus incentive plan for the named executive officers other than the CEO are objectively determined, based on achieving predetermined financial goals such as deposit, loan and income growth during the year. The Board of Directors has discretion to increase or decrease the award based on non-financial goal achievements. A list of various projects and the completion status is reviewed in November of each year. Based on the status of these projects to the goal established at the beginning of the year, the Board of Directors determines the non-financial goal achievement level. In 2006 this level was set at 75%. Because the Company did not meet its goals with respect to income in 2006, the bonus awards to the named executive officers equaled only 5% of their base salaries rather than the target bonus awards of 14% of base salary. The Committee sets goals equal to the Company’s profit plan for the year.

Equity Compensation

Historically, the primary form of equity compensation has been incentive stock options. The Company used stock options because of the favorable accounting treatment and the near universal expectation by employees in the industry that they would receive stock options. The Company has not issued stock options since August 2004. Beginning in 2006 the accounting treatment for stock options changed as a result of SFAS No. 123 R, making the accounting treatment of stock options less attractive to the Company. The Company’s current equity compensation plan is limited to the granting of stock options. Going forward, the Committee will assess the various types of equity compensation to determine what alternatives would be most attractive to its employees while providing a reasonable cost to the Company.

Severance Pay

The Company does not have any employment contracts with our named executive officers. Therefore, their severance pay is determined on a case-by-case basis by the Committee and the Board of Directors.

Perquisites and Other Compensation

None of the executive officers received perquisites or other personal benefits in excess of $10,000 in 2006.

The Committee reviews any perquisites that its CEO and the other named executive officers may receive on an annual basis. In general, the Company does not provide its executives with many of the types of perquisites that other companies offer their executives, such as personal use of the corporate jet or vehicle allowances. In addition to the base salary and incentive compensation described above, the Company provides its named executive officers with the same benefit package available to all of its salaried employees. This package includes:

•	Medical and dental insurance (portion of costs);

•	Medical/dependent reimbursement plan;

•	Life insurance;

•	Short and Long-term disability insurance; and

•	Participation in the Company’s 401(k) plan, including the Company match.

Until September 30, 2006, the Company maintained a traditional defined benefit pension plan the (“Employee Retirement Plan”). However, since September 30, 2006, no new participants are being added to the plan, and the benefits under the plan for existing participants have been frozen. As a counterbalance, the Committee enhanced the 401(k) plan effective January 1, 2007. The Company provides an immediately vested safe harbor match of 100% up to 4% of an employee’s deferral contribution.

The Company also offers post-retirement life insurance benefits to senior management in the form of a split dollar plan. The Company owns the policy and cash values provide an annual return to the Company while providing a term insurance benefit to the individual employee. In 2002, the Committee recommended and approved a plan to provide pre- and post-retirement life insurance benefits to the senior officer group utilizing Bank Owned Life Insurance (BOLI) with a portion of the death benefit endorsed to the insured officer through a split dollar agreement. All the named executive officers took advantage of this benefit in 2002. The amount endorsed equaled 300% of the current base salary, with the amount to increase 4% each year though termination or retirement. If the officer remained in the Bank’s employment through retirement, a post-retirement benefit equal to 50% of the benefit provided just prior to retirement will be provided.

Relocation Benefits

The Company does not have a policy providing relocation benefits.

Deductibility of Executive Compensation

As part of its role, the Committee should review and consider the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1 million that is paid to certain individuals. To date, the Company’s compensation practices have not caused this limit to be reached or exceeded.

Stock Ownership Guidelines

Although the Committee believes that significant levels of stock ownership will assist in retaining qualified and motivated executive officers, the Committee has not established stock ownership guidelines for any of its officers.

The following table summarizes the total compensation for the year ended December 31, 2006 of the Company’s CEO, Executive Vice President and CFO (Bank), and each of the Company’s next three most highly compensated officers.

Summary Compensation Table

Fiscal 2006

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation (2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)	Total ($)
Robert F. Shuford, Chairman, President & CEO (Company)	2006	$240,867	(1)	$11,100	—	—	$3,738	$12,467	$14,472	$282,644
Laurie D. Grabow EVP/CFO (Bank)	2006	$124,000		—	—	—	$8,138	$9,421	$6,331	$147,890
Louis G. Morris, President & CEO (Bank)	2006	$199,533	(1)	—	—	—	$13,017	$20,896	$10,332	$243,778
Cary B. Epes, EVP/CLO (Bank)	2006	$140,583		—	—	—	$9,226	$15,386	$8,738	$173,933
Margaret P. Causby, EVP/ RMO(Bank)	2006	$140,583		—	—	—	$9,226	$7,610	$8,104	$165,523

(1)	Robert F. Shuford and Louis G. Morris serve as inside Directors. In March 2006, $8,200 and $4,800 were added respectively to their base salary. This addition was made in an effort to compensate them for their Board service in lieu of paying them separate Board fees in the future.

(2)	Messrs. Morris and Epes and Messes. Causby and Grabow participate in the Company’s bonus incentive plan described in the Compensation Discussion and Analysis. The amounts reported in this column for these individuals represent non-equity incentive plan awards earned under the plan for 2006. Mr. Shuford also participates in the bonus incentive plan, but his award for 2006 did not satisfy the criteria for a non-equity incentive plan award, so his bonus incentive plan award for 2006 is reported in the “bonus column.”
(3)	The amounts in this column reflect the actuarial increase in the present value of the named executive officer’s benefits under the Employee Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in Note 12 to the Company’s audited financial statements for the year ended December 31, 2006, and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. The Company does not offer any nonqualified deferred compensation plans.
(4)	Amounts shown in the “All Other Compensation” column are detailed in the chart below.

All Other Compensation

Name	Perquisites and Other Personal Benefits (1)	Tax Gross- Ups and Reimburse- ments	Dividends Paid on Stock Awards	Discounted Securities Purchases	Payments/ Accruals on Termination Plans	Company Contributions to Defined Contribution Plans (2)	Company- Paid Life Insurance Premiums	Other
Robert F. Shuford,	—	—	—	—	—	$9,703	$4,769	—
Laurie D. Grabow	—	—	—	—	—	$5,658	$673	—
Louis G. Morris	—	—	—	—	—	$9,050	$1,282	—
Cary B. Epes,	—	—	—	—	—	$6,414	$2,324	—
Margaret P. Causby	—	—	—	—	—	$6,414	$1,690	—

(1)	None of the name executive officers received perquisites or other personal benefits in excess of $10,000 in 2006.
(2)	Reflects 401(k) plan Company deferral match and a profit contribution.

The following table summarizes certain information with respect to non-equity incentive plan awards granted to the named executive officers for 2006 under the Company’s annual bonus incentive plan, and reflects the amounts that could have been paid under each such award.

Grants of Plan-Based Awards

Fiscal 2006

Name	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
	($) Threshold	($) Target	($) Maximum	(#) Threshold	(#) Target	(#) Maximum
Robert F. Shuford	—	—	—	—	—	—	—	—	—	—
Laurie D. Grabow	$6,200	$17,360	$32,240	—	—	—	—	—	—	—
Louis G. Morris	$9,917	$27,767	$51,567	—	—	—	—	—	—	—
Cary B. Epes	$7,029	$19,682	$36,552	—	—	—	—	—	—	—
Margaret P. Causby	$7,029	$19,682	$36,552	—	—	—	—	—	—	—

(1)	Actual amounts earned are reported as Non-equity Incentive Plan Compensation in the Summary Compensation Table.

The annual bonus incentive plan is designed to motivate and reward participants for the achievement of fiscal year financial and non-financial objectives that directly contribute to the success of the Company. Participants are paid at the end of the year for that same year’s performance. The threshold is the amount received if 20% of the objectives are met. The target is the amount that the participant receives if all targeted achievements are met and the maximum is the amount received if all objectives exceed the target and reach the maximum level of performance allowed by the program’s design. Depending on the participant’s officer level in the Company, incentives ranged from 0% to 14% of base salary for 2006. All non-exempt employees are eligible for this program except Robert F. Shuford, CEO. Although his bonus is not objectively determined, the Compensation Committee recommends for Board approval a bonus amount based on the Company’s prior year’s performance and the prior year’s incentive bonus plan framework. Mr. Shuford was paid in 2007 for performance in 2006.

The following table includes certain information with respect to all previously awarded unexercised options held by the named executive officers at December 31, 2006. None of the named executive officers held any unvested restricted stock at December 31, 2006.

Outstanding Equity Awards at 2006 Fiscal Year-End

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) (1) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert F. Shuford	1,971 11,250 6,000 3,300			$ $ $ $	13.83 27.91 16.13 29.79	5/12/2007 6/30/2008 8/13/2011 8/9/2014	—

Laurie D. Grabow	1,965 2,500			$ $	27.91 29.79	6/30/2008 8/9/2014	—

Louis G. Morris	3,645 7,500 6,000 5,616 3,300			$ $ $ $ $	13.83 27.91 12.27 16.13 29.79	5/12/2007 6/30/2008 9/11/2010 8/13/2011 8/9/2014	—

Cary B. Epes	7,500 3,750 3,750 2,500			$ $ $ $	27.91 12.27 16.13 29.79	6/30/2008 9/11/2010 8/13/2011 8/9/2014	—

Margaret P. Causby	7,500 3,750 2,500			$ $ $	27.91 16.13 29.79	6/30/2008 8/13/2011 8/9/2014	—

(1)	All outstanding options are fully vested. There were no options issued in 2006.

Option Exercises and Stock Vested

There were no options exercised and no vesting of restricted stock during 2006 for the named executive officers.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2006 with respect to certain compensation plans under which equity securities of the Company are authorized for issuance.

Equity Compensation Plan Information

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by stockholders (1)	243,747	$22.28	161,818(2)
Equity compensation plans not approved by stockholders	- 0 -	- 0 -	- 0 -
Total	243,747	$22.09	161,818

(1)	These plans consist of the 1989 Stock Option Plan and the 1998 Stock Option Plan.
(2)	Includes zero shares available to be granted in the form of options under the 1989 Stock Option Plan, and 161,818 shares available to be granted in the form of options under the 1998 Stock Option Plan.

The following table shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each named executive officer under the Employee Retirement Plan, which is described in more detail in the “Compensation Discussion and Analysis.”

Pension Benefits

Fiscal 2006

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Robert F. Shuford	Employee Retirement Plan	42	$674,006	—
Laurie D. Grabow	Employee Retirement Plan	21	$91,984	—
Louis G. Morris	Employee Retirement Plan	24	$216,157	—
Cary B. Epes	Employee Retirement Plan	14	$133,449	—
Margaret P. Causby	Employee Retirement Plan	38	$233,105	—

The Employee Retirement Plan, which covers substantially all full-time employees of the Company and its subsidiaries who had completed one year of service as of September 30, 2006. This plan was frozen as of September 30, 2006. The present value of the accumulated benefit is the value that the officer will receive at retirement or termination of the plan which ever comes first. A participant’s monthly retirement benefit (if he or she has 25 years of benefit service at his normal retirement date) is 20% of his final five-year’s average salary plus 15% of final five-year’s average salary in excess of the participant’s Social Security Covered Pay. The Social Security Covered Pay is the average pay of the calendar year prior to the year the participant attains his Social Security Retirement Age. If the participant has less than 25 years of benefit service at his normal retirement date, the participant’s monthly retirement benefit will be actuarially reduced by 1/25 for each year of benefit service less than 25 years. Cash benefits under the plan generally commence on retirement, death or other termination of employment and are payable in various forms at the election of the participant.

(1)	The amounts in this column reflect the actuarial increase in the present value of the named executive officer’s benefits under the Employee Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in Note 12 to the Company’s audited financial statements for the year ended December 31, 2006, and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.

Nonqualified Deferred Compensation

The Company does not offer any nonqualified deferred compensation plans.

Potential Payments upon Termination or Change-in-Control

The Company has not entered into employment or change-in-control agreements with any of its executive officers. Therefore, the only payments upon termination that the named executive officers would have received, assuming a termination as of December 31, 2006, would have been salary earned through December 31, 2006 and any vested 401(k) Plan or Employee Retirement Plan payouts. Because all options previously awarded to the named executive officers had already vested as of December 31, 2006, none of the named executive officers would have experienced any additional vesting with respect to retirement benefits because they are fully vested.

The following table provides compensation information for the year ended December 31, 2006 for each non-employee member of our Board of Directors.

Director Compensation

Fiscal 2006

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
James Reade Chisman	$13,750	—	—	—	—	—	$13,750
Dr. Richard F. Clark	$20,500	—	—	—	—	—	$20,500
Russell Smith Evans, Jr.	$17,550	—	—	—	—	—	$17,550
Dr. Arthur D. Green	$16,750	—	—	—	—	—	$16,750
Gerald E. Hansen	$18,800	—	—	—	—	—	$18,800
Stephen D. Harris	$16,450	—	—	—	—	—	$16,450
John Cabot Ishon	$21,850	—	—	—	—	—	$21,850
Eugene M. Jordan	$13,950	—	—	—	—	—	$13,950
John B. Morgan, II	$16,200	—	—	—	—	—	$16,200
Robert L. Riddle	$19,200	—	—	—	—	—	$19,200
Dr. H. Robert Schappert	$16,300	—	—	—	—	—	$16,300
Ellen Clark Thacker	$18,400	—	—	—	—	—	$18,400
Melvin R. Zimm	$16,150	—	—	—	—	—	$16,150

(1)	Robert F. Shuford, Sr., the Company’s CEO, and Louis G. Morris, the Bank’s President and CEO, are not included in this table as they are employees of the Company and the Bank. Their compensation, including any compensation for Board service, is reported in the Summary Compensation Table on page 16.

(2)	As of December 31, 2006, each director had the following number of stock options outstanding: Shuford; 22,521; Chisman; 1,000; Clark; 5,500; Evans: 5,500; Greene: 5,500; Hansen: 1,000; Harris: 5,500; Ishon: 5,500; Jordan: 1,000; Morgan: 4,000; Morris: 26,061; Riddle: 0; Schappert: 2,500; Thacker: 1,000; and Zimm: 1,000.

The fees paid in cash were for non-employee director attendance at Board meetings and committee meetings. In addition, each non-employee director was paid an annual retainer fee. Non-employee directors of the Bank and Trust Company receive $400 and $250, respectively, for each Board meeting they attended. The non-employee directors of the Bank and Trust Company received $150 for each committee meeting they attended. In addition, non-employee directors of the Bank and Trust Company were paid an annual retainer fee of $8,000 and $3,000, respectively, except that directors serving on the Bank board who also served on the Trust Company board received an additional $1,000 instead of $3,000 annual retainer for serving on the Trust Company board. In addition, the chairman of the Audit Committee received an additional $2,000 annual retainer. Non-employee directors are eligible to receive awards of non-qualified stock options under the Company’s 1998 Stock Option Plan, although no stock options have been granted to non-employee directors since 2004. The Company also pays for all directors and their spouses to attend Board seminars. The Executive Committee discusses Board compensation on an annual basis based on an informal survey of board compensation paid by other peer financial institutions. Any recommendations by the Executive Committee is presented to the full Board for approval.

Prior to March 2006, directors who are employees of the Company or its subsidiaries received the stated fees for attendance at Board meetings, but did not receive any fees for committee meetings and did not receive annual retainer fees. Effective March 2006, Mr. Shuford, Sr. and Mr. Morris each received an increase to base salary in lieu of receiving payment for any future Board meetings or other Board service.

Compensation Committee Report

Following the drafting of the Compensation Discussion and Analysis Report (CD&A), the Compensation Committee reviewed and discussed the final CD&A with management during the Committee meeting held in January 2007. Based on such review and discussions, the Committee recommended to the Board of Directors that the CD&A be included in this proxy statement at the February 2007 meeting.

Compensation Committee

John B. Morgan, II (Chairman)

Dr. Richard F. Clark

Russell Smith Evans, Jr.

Melvin R. Zimm

Report of the Audit Committee

The Audit Committee of the Board of Directors (the “Committee”) is composed of five non-employee directors, each of whom satisfies the requirements of FDICIA for Audit Committee members and the independence requirements of the SEC and the NASDAQ Stock Market’s listing standards. In addition, the Board of Directors has also determined that Mr. Evans qualifies as an “audit committee financial expert” within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002.

The Committee oversees the Company’s financial reporting process on behalf of the Board. Management is responsible for the Company’s internal controls, financial reporting process and compliance with the laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and for issuing a report thereon. The Committee monitors and oversees these processes and has sole responsibility for the appointment, compensation and evaluation of the Company’s independent accountants.

In this context, the Committee met and held discussions with management and the independent accountants. Management represented to the Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Committee also discussed with management, the independent accountants and the Company’s internal auditors the adequacy of the Company’s system of internal controls.

The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, including their judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates in the Company’s consolidated financial statements; all critical accounting policies and practices to be used; all alternative treatments within generally accepted accounting principles for policies and practices related to material terms that have been discussed with management of the Company; and other material written communication between the independent accountants and the management of the Company, such as any management letter or schedule of unadjusted differences.

The Company’s independent accountants also provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence.

The Committee also discussed with the Company’s internal and independent accountants the overall scope and plans for their respective audits. The Committee met with the internal and independent accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the Committee’s discussions with management and the independent accountants and the Committee’s review of the representation of management and the written disclosures and report of the independent accountants to the Committee, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

Audit Committee

Gerald E. Hansen (Chairman)

Russell Smith Evans, Jr.

Dr. Arthur D. Greene

Stephen D. Harris

Ellen Clark Thacker

Independent Registered Public Accountants

Yount, Hyde & Barbour, P.C. rendered audit services to the Company during the fiscal year ended December 31, 2006. The Audit Committee has selected Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accountants for the current fiscal year ending December 31, 2007. A representative of Yount, Hyde & Barbour, P.C. will be present at the Annual Meeting and will be given the opportunity to make a statement and respond to appropriate questions from the stockholders.

Principal Accounting Fees

The following table presents the fees for professional audit services rendered by Yount, Hyde & Barbour, P.C., for the audit of the Company’s annual financial statements for the years ended December 31, 2006 and 2005, as well as fees billed for other services rendered by Yount, Hyde & Barbour, P.C. during 2006 and 2005.

	Year Ended December 31,
	2005	2006 (1)
Audit fees [2]	$107,475	$113,025
Audit-related fees [3]	5,000	5,000
Tax fees [4]	6,500	6,650
All other fees	0	0

	$118,975	$124,675

(1)	For 2006, includes amounts billed through December 31, 2006 and additional amounts estimated to be billed for 2006.

(2)	Audit fees include the audit of consolidated financial statements, attestation report on management’s assessment of internal control over financial reporting, review of consents and documents filed with the Securities and Exchange Commission.
(3)	Audit-related fees include pre-approved consultation regarding accounting and financial reporting matters.
(4)	Tax fees consist of the fees billed for the preparation of federal and state income tax returns and consultation regarding tax compliance issues.

The Audit Committee considers the provision of all of the above services to be compatible with maintaining the independence of the Company’s principal accountants, Yount, Hyde & Barbour, P.C.

Audit Committee Pre-Approval Policy

Pursuant to the terms of the Company’s Audit Committee Charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent accountants. As part of this responsibility, the Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent accountants in order to assure that the provisions of such services does not impair the accountants’ independence. The Audit Committee has adopted, and the Board of Directors has ratified an Audit Committee Pre-Approval Policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent auditors may be pre-approved. The Audit Committee has delegated interim pre-approval authority to Mr. Hansen, Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers, and 10% beneficial owners of the Company’s common stock to file reports concerning their ownership of common stock. The Company believes that its officers, directors and 10% beneficial owners during 2006 complied with all filing requirements under Section 16(a).

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

In accordance with the bylaws of the Company as currently in effect, the 2008 Annual Meeting of Stockholders will be held on April 22, 2008.

If any stockholder intends to propose a matter for consideration at the Company’s 2008 Annual Meeting (other than a director nomination), notice of the proposal must be received in writing by the Company’s Secretary by February 12, 2008. If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2008 Annual Meeting, the proposal must be in proper form and must be received by the Company at its main office in Hampton, Virginia, on or before November 29, 2007.

In addition, the proxy solicited by the Board of Directors for the 2008 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at the meeting if the Company has not received notice of such proposal by February 12, 2008, in writing delivered to the Company’s Secretary.

OTHER MATTERS

As of the date of this Proxy Statement, management of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than proposal 1 referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Louis G. Morris
Louis G. Morris
Secretary to the Board

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K (including exhibits) as filed with the Securities and Exchange Commission for the year ended December 31, 2006, will be furnished without charge to stockholders upon written request directed to:

Laurie D. Grabow

Executive Vice President/Finance

The Old Point National Bank of Phoebus

1 West Mellen Street

Hampton, Virginia 23663

(757) 728-1251

The Company’s Annual Report on Form 10-K (including exhibits) can also be viewed on the Investor Relations link on the Company’s Internet web site at http://www.oldpoint.com.

Appendix A

OLD POINT FINANCIAL CORPORATION

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee of Old Point Financial Corporation and its subsidiaries, Old Point National Bank and Old Point Trust & Financial Services (collectively known as the Company) was appointed by the Board of Directors to assist the Board in overseeing and monitoring (1) the quality and integrity of the Company’s financial statements and the Company’s accounting and financial reporting processes, (2) the independent accountants’ qualifications, independence and performance, (3) the performance of the Company’s internal audit function, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall have the sole authority to select, evaluate and, where appropriate, replace the independent accountants. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants and the internal auditors shall report directly to the Audit Committee.

Membership

The Audit Committee shall consist of no fewer than three members. Each of the members of the Audit Committee shall meet the independence and experience requirements of the listing requirements of The NASDAQ Stock Market, Inc., Section 10A(m)(3) of the Securities Exchange Act of 1934 (“the Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”), as well as with the provisions of the Federal Deposit Insurance Corporation Improvement Act (“FDICIA”). At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission or the Company must explain why it has no such expert in the Company’s annual report. Audit Committee members shall not simultaneously serve on the audit committee of more than two other pubic companies. The members of the Audit Committee and its Chair shall be annually appointed by the Board of Directors through a self-assessment to determine independence based on the requirements of FDICIA, Sarbanes-Oxley Act and NASDAQ. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. For the transaction of business at any meeting of the Audit Committee, a majority of the members shall constitute a quorum. The actions of a majority of the members participating at any meeting of the Audit Committee at which a quorum is present shall be the consensus of the Audit Committee. Management of the Company, the internal auditors, independent accountants, the Company General Counsel, Corporate Secretary, regulatory representatives, and any other parties as requested by the Audit Committee may attend each meeting or portions thereof. The Audit Committee shall provide an open avenue of communication between the internal auditors and independent accountants and the Audit Committee, and periodically shall meet separately in private sessions with management, the internal auditor, and the independent accountants.

Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared to record the business conducted. The Audit Committee shall report on its activities to the Board of Directors on a regular basis.

Outside Advisors

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of (i) compensation to the independent accountants for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the company, (ii) compensation to any advisors and legal counsel employed by the Audit Committee, and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Authority and Responsibilities

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Oversight of the Company’s Relationship with the Independent Accountants

1.	Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation and oversight of the work of the independent accountants and their specific scope of work. In this regard, the Audit Committee shall exercise sole authority to appoint, evaluate, and, as necessary, replace the independent accountants, who shall report directly to the Audit Committee.

2.	At least annually, obtain and review a formal written report by the independent accountants describing any relationships between the firm and the Company and any other relationships that may adversely affect the independence of the auditors, and consider the independence of the auditors, including whether the auditors’ performance of permissible non-audit services is compatible with the auditors’ independence in accordance with applicable accounting standards. In addition, the Audit Committee shall actively engage in dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditors.

3.	Pre-approve all audit and permitted non-audit services, and the compensation, fees and terms for such services provided by the independent accountants. (By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been preapproved). In addition, the Audit Committee shall establish policies and procedures for the engagement of the independent accountants to provide permitted non-audit services, which shall include approval in advance by the Audit Committee Chair of all permitted non-audit services to be performed by the independent accountants. The Chair shall report to the Audit Committee all non-audit work on a quarterly basis.

4.	Review with the independent accountants any audit problems or difficulties and management’s response, including any restrictions on the scope of the independent accountants’ activities or on access to requested information, and any significant disagreements between management and the independent accountants

5.	At least annually, obtain a report by the independent accountants describing: the auditing firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

6.	Ensure the external audit partners involved with the audit are independent and rotated as recommended by authoritative guidance.

7.	Set clear hiring practices for employees or former employees of the independent accountants.

Financial Reporting and Disclosure Matters

8.	Review and discuss with management, the internal auditors, and the independent accountants the Company’s financial reporting process, financial statements and major disclosures, and the adequacy and effectiveness of the Company’s system of internal controls and disclosure controls and procedures. This also includes management’s attestation of internal controls.

9.	Review and discuss with the independent accountants and the internal auditors the Company’s system of internal controls, financial statements and related disclosures, the adequacy of the Company’s financial reporting process and the scope of the independent audit, and receive from the independent accountants’ reports required by the Commission.

10.	Review and discuss with management, independent accountants and internal auditors the annual audited financial statements and quarterly financial statements, including disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and its critical accounting policies and practices, prior to the filing of the annual report on Form 10-K and the quarterly reports on Form 10-Q. The Audit Committee Chairman and/or the Audit Committee Financial Expert may represent the entire Committee for purposes of the review of the quarterly report on Form 10-Q.

11.	Review and discuss with management, the independent accountants and the internal auditors their analyses of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, the appropriateness of accounting principles followed by the Company, significant changes in the Company’s selection or application of accounting principles, and major issues regarding the Company’s accounting principles and financial statement presentations.

12.	Discuss with management, the independent accountants and internal auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

13.	Discuss with management, the independent accountants, and the Company’s General Auditor (Internal Audit Director) the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

14.	Discuss generally with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. The Audit Committee does not need to discuss each release in advance.

15.	Prepare a report for inclusion in the Company’s proxy statement, disclosing that the Audit Committee reviewed and discussed the audited financial statements with management and discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 and, based upon these discussions, recommend to the Board of Directors whether the audited financial statements should be included in the annual report on Form 10-K.

Oversight of the Company’s Internal Audit Function

16.	Review the annual internal audit program in terms of the scope of the audit conducted or schedules to be conducted. Review the internal audit department budget, staffing levels, and continuing education process.

17.	Discuss with the independent accountants and management the internal audit department responsibilities, and any recommended changes in the planned scope of the internal audit.

18.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

19.	Ensure there are no unjustified restrictions or scope limitations of the Internal Audit Department.

20.	Review the appointment and replacement of the Company’s General Auditor.

21.	Review the effectiveness of the internal audit function, including compliance with the Institute of Internal Auditor’s Standards for the Professional Practice of Internal Auditing.

22.	Review and approve the internal audit department charter on an annual basis.

Compliance Oversight Responsibilities

23.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

24.	Obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act, which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act, and that the audit detected no illegal acts (whether or not perceived to have a material effect on the Company’s financial statements).

25.	Obtain reports from management and the Company’s General Auditor that the Company and its subsidiaries are in conformity with applicable banking and SEC laws and regulations and the Company’s Code of Conduct and Ethics.

26.	Review reports and disclosures of insider and affiliated party transactions in accordance with banking, SEC and listing regulations.

27.	Discuss with management and the independent accountants and internal auditors any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

28.	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

29.	Perform annually with the assistance of the General Auditor (i) a self-assessment to evaluate the performance of the Audit Committee, (ii) the independence of directors serving on the Audit Committee, and (iii) review and reassess the adequacy of Audit Committee Charter and recommend any revisions deemed appropriate to the Board for approval.

Other

30.	Institute and oversee special investigations as needed.

31.	Consider the effectiveness of the company’s internal control system, including information technology security and control.

32.	Perform duties as assigned by the Board of Directors.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is recognized that the members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession. As such it is not the duty of the Audit Committee or its members to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountants.

Each member of the Audit Committee shall be entitled to rely on (1) the integrity of the persons and organizations within and outside the Company from which it receives information, (2) the accuracy of financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall promptly be reported to the Board of Directors) and (3) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

LAST REVIEWED 12-18-06	LAST REVISED 1-11-05

		000004	000000000.000000 ext 000000000.000000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6			000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext
Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the

two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE

TITLE BAR.

Proxies submitted by the Internet or telephone must be

received by 1:00 a.m., Central Time, on April 24, 2007.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone

  • Call toll free 1-800-652-VOTE (8683) within

    the United States, Canada & Puerto Rico any

    time on a touch tone telephone. There is

    NO CHARGE to you for the call.

  • Follow the instructions provided by the

    recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

ê IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ê

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed.

1. Election of Directors:	01 - James Reade Chisman	02 - Dr. Richard F. Clark	03 - Russell S. Evans, Jr.	+
	04 - Dr. Arthur D. Greene	05 - Stephen D. Harris	06 - John Cabot Ishon
	07 - Eugene M. Jordan	08 - John B. Morgan, II	09 - Louis G. Morris
	10 - Robert L. Riddle	11 - Ellen Clark Thacker	12 - Dr. H. Robert Schappert
	13 - Robert F. Shuford	14 - Melvin R. Zimm

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees

		01	02	03	04	05	06	07	08	09	10	11	12	13	14

☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐

CUMULATIVE VOTING: If you wish to vote shares cumulatively, indicate before the name of each nominee the number of votes you desire to cast for that nominee. See page 1 of the Proxy Statement for an explanation of cumulative voting.

NOTE: If you wish to use cumulative voting, you MUST vote your proxy by mail.

☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■	C 1234567890 J N T 1 U P X 0 1 2 2 2 6 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND	+

<STOCK#>                         00OBWB

ê  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ê

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proxy — OLD POINT FINANCIAL CORPORATION

P.O. BOX 3392, HAMPTON, VIRGINIA 23663

PROXY CARD FOR

ANNUAL MEETING OF SHAREHOLDERS

APRIL 24, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Harold G. Jackson and Hurley J. Shaw, Jr., as Proxies, each with full power to appoint his substitute and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of voting common stock, $5.00 par value, of Old Point Financial Corporation held of record by the undersigned on February 15, 2007 at the Annual Meeting of Shareholders, to be held on April 24, 2007, and at any and all adjournments thereof.

This proxy will be voted in the manner directed by the undersigned. If no direction is made, this proxy will be voted FOR Election of Directors.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment(s) thereof.